EX99.906CERT

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of the SmartETFs Smart Transportation & Technology ETF, a series of Guinness Atkinson Funds (the “Trust”), for the six months ended June 30, 2020 (the “Report”), James J. Atkinson, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	9/08/2020

/s/ James J. Atkinson
James J. Atkinson
President/Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer/Chief Financial Officer